EXHIBIT 99.1

News Release

TranSwitch Corporation Announces
Fourth Quarter 2009 Financial Results

SHELTON, CT – February 11, 2010 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the fourth quarter ended December 31, 2009. All references to per share amounts reflect the retroactive application of a 1 for 8 reverse stock split effected in the fourth quarter of 2009.

Net revenues for the fourth quarter of 2009 were approximately $12.1 million, as compared to net revenues of $15.2 million for the third quarter of 2009 and $15.0 million for the fourth quarter of 2008.  The GAAP net loss for the fourth quarter of 2009 was ($12.7) million, or ($0.64) per basic and diluted common share as compared to a net loss of ($1.5) million, or ($0.08) per basic and diluted common share, during the third quarter of 2009 and a net loss of ($4.3) million, or ($0.22) per basic and diluted common share during the fourth quarter of 2008.  The Company's fourth quarter results also include a non-cash goodwill impairment charge of $10.1 million related to acquisitions made by the Company in 2006 and 2007.

The GAAP gross margin for the fourth quarter was 54%. This is compared to the Company's GAAP gross margin of 54% for the third quarter of 2009, and 53% for the fourth quarter of 2008.

Total non-GAAP operating expenses for the fourth quarter of fiscal 2009 were $8.6 million, as compared to $8.0 million in the third quarter of fiscal 2009 and $12.0 million in the fourth quarter of 2008. Total GAAP operating expenses for the fourth quarter of fiscal 2009 were $19.1 million which included expenses of $10.1 million for goodwill impairment, $0.4 million in amortization of purchase price intangibles and $0.4 million in stock-based compensation along with benefits of $0.2 million from the reversal of accrued royalties and $0.2 million in net restructuring benefits.

Non-GAAP operating loss for the fourth quarter of fiscal 2009 was ($2.1) million, compared to non-GAAP operating income of $0.2 million for the third quarter of fiscal 2009 and a non-GAAP operating loss of ($3.3) million for the fourth quarter of 2008.  On a GAAP basis, the operating loss for the fourth quarter of fiscal 2009 was ($12.6) million, compared to an operating loss of ($0.6) million for the third quarter of fiscal 2009 and an operating loss of ($8.4) million for the fourth quarter of 2008.

Non-GAAP net loss for the fourth quarter was ($2.2) million, or ($0.11) per share compared with a non-GAAP net loss of ($0.7) million, or ($0.04) per share, for the third quarter of 2009 and non-GAAP net loss of ($3.6) million, or ($0.20) per share, for the fourth quarter of 2008.  The non-GAAP net loss for the fourth quarter of 2009 excluded expenses of $10.1 million for goodwill impairment, $0.4 million in amortization of purchase price intangibles and $0.4 million in stock-based compensation along with benefits of $0.2 million from the reversal of accrued royalties and $0.2 million in net restructuring benefits.

U.S. generally accepted accounting principles require companies to perform an annual test for goodwill impairment.  In order to ascertain the recoverability of the goodwill balance, the Company performed an analysis of the cash flows expected from these businesses which included terminal values based current market valuation metrics. As a result of this analysis, it was determined that the valuation of these businesses did not support goodwill of approximately $10.1 million. TranSwitch concluded that the goodwill resulting from these acquisitions was impaired.  This non-cash charge does not impact the Company’s normal business. Further information about the impairment charge will be provided in the Company’s Annual Report for fiscal year 2009 on Form 10-K.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

“Our fourth quarter revenue came in at $12.1 million, consistent with the revised guidance provided on December 15, 2009,” stated Dr. Ali Khatibzadeh, President and CEO of TranSwitch Corporation.  “As we stated in our December 15th announcement, the shortfall compared to prior guidance was primarily due to a reduction in the production plans of a major customer as well as lower demand from one major distributor.”

“While the fourth quarter results were below prior expectations, they were not the results of loss of position with any customers.  In fact, we remain optimistic about opportunities for growth in 2010 and beyond,” continued Dr. Khatibzadeh.

“As promised, we have taken actions to reduce our operating expenses by approximately $4 million on an annualized basis.  These reductions were taken after a careful review of all projects and expenses.  Cancelled programs and expenses were deemed to be non-critical to the Company’s future growth,” added Dr. Khatibzadeh.

 “Our strategy is to focus on the growing market for products that enable ‘triple-play’ services over the converged, wireless-wireline networks.  Our unique expertise in broadband IP voice, data, and video processing combined with ongoing programs to improve execution in product development and sales will better position TranSwitch to gain share in a rapidly growing market,” concluded Dr. Khatibzadeh.

Additional details on TranSwitch’s fourth quarter 2009 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-4749 and reference confirmation code: 5298242. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through February 25, 2010.  To access the replay, dial 719-457-0820 and enter confirmation code: 5298242.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results ,involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465
Robert.Bosi@transwitch.com

Ted Chung
Vice President Business Development
TranSwitch Corporation
Phone: 203/929-8810 ext.2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net revenues:
Product revenues	$10,656	$14,573	$50,709	$40,003
Service revenues	1,488	452	5,398	1,931
Total net revenues	12,144	15,025	56,107	41,934
Cost of revenues:
Cost of product revenues	4,680	6,649	21,393	16,730
Provision for excess and obsolete inventories	228	179	678	316
Cost of service revenues	745	211	2,552	994
Total cost of revenues	5,653	7,039	24,623	18,040

Gross profit	6,491	7,986	31,484	23,894
Operating expenses:
Research and development	4,848	7,633	19,132	24,568
Marketing and sales	2,297	2,882	10,413	8,816
General and administrative	2,266	2,300	8,038	6,678
Restructuring (benefit) charge and asset impairments	(184)	3,779	(6,257)	3,804
Impairment of goodwill	10,075	—	10,075	—
Reversal of accrued royalties	(197)	(198)	(197)	(198)
Total operating expenses	19,105	16,396	41,204	43,668

Operating loss (Note 1)	(12,614)	(8,410)	(9,720)	(19,774)
Other income (expense):
Change in fair value of derivative liability	—	—	—	(347)
Impairment of investments in non-publicly traded companies	—	—	(31)	—
Gain on extinguishment of debt	—	4,491	—	4,491
Other (expense) income	(68)	(19)	(750)	81
Interest income (expense):
Interest income	15	254	122	934
Interest expense	(180)	(471)	(787)	(1,941)
Interest expense, net	(165)	(217)	(665)	(1,007)
Total other expense, net	(233)	4,255	(1,446)	3,218
Loss before income taxes	(12,847)	(4,155)	(11,166)	(16,556)
Income tax (benefit) expense	(117)	121	365	490

Net loss	$(12,730)	$(4,276)	$(11,531)	$(17,046)

Basic and diluted net loss per common share:	$(0.64)	$(0.22)	$(0.58)	$(0.99)
Basic and diluted average common shares outstanding	20,009	19,036	19,938	17,260

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$14	$10	$46	$57
Research and development	213	241	732	861
Marketing and sales	29	49	135	161
General and administrative	143	192	392	437

Total	$399	$492	$1,305	$1,516

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$5,075	$15,284
Accounts receivable, net	11,667	12,865
Inventories	4,183	4,504
Prepaid expenses and other current assets	2,299	2,526
Total current assets	23,224	35,179

Property and equipment, net	1,268	2,029
Goodwill	14,144	25,079
Other assets	14,320	16,140
Total assets	$52,956	$78,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$19,151	$20,746
Restructuring liabilities, current portion	1,775	5,725
5.45% Convertible Notes, current portion	5,004	-
Total current liabilities	25,930	26,471

Restructuring liabilities	10,593	19,664
5.45% Convertible Notes	3,758	10,013
Total liabilities	40,281	56,148
Total stockholders’ equity	12,675	22,279

Total liabilities and stockholders’ equity	$52,956	$78,427

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
GAAP gross profit	$6,491	$8,131	$7,986	$31,484	$23,894
Add:
Inventory write-up acquired	-	-	722	269	722
Stock-based compensation	14	8	10	46	57
Non-GAAP gross profit	$6,505	$8,139	$8,718	$31,799	$24,673

GAAP gross margin	53.5%	53.6%	53.2%	56.1%	57.0%
Inventory write-up acquired	0.0%	0.0%	4.8%	0.5%	1.7%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross margin	53.6%	53.6%	58.0%	56.7%	58.8%

GAAP research and development expenses	$4,848	$4,349	$7,633	$19,132	$24,568
Less:
Amortization of purchase accounting intangibles	114	114	102	460	156
Stock-based compensation	213	154	241	732	861
Non-GAAP research and development expenses	$4,521	$4,081	$7,290	$17,940	$23,551

GAAP selling, general, and administrative expenses	$4,563	$4,297	$5,182	$18,451	$15,494
Less:
Amortization of purchase accounting intangibles	283	283	209	1,156	472
Stock-based compensation	172	120	241	527	598
Non-GAAP selling, general, and administrative expenses	$4,108	$3,894	$4,732	$16,768	$14,424

GAAP operating expenses	$19,105	$8,765	$16,396	$41,204	$43,668
Less:
Amortization of purchase accounting intangibles	397	397	311	1,616	628
Stock-based compensation	385	274	482	1,259	1,459
Reversal of accrued royalties	(197)	-	(198)	(197)	(198)
Impairment of goodwill	10,075	-	-	10,075	-
Restructuring (benefits) charges	(184)	119	3,779	(6,257)	3,804
Non-GAAP operating expenses	$8,629	$7,975	$12,022	$34,708	$37,975
Non-GAAP operating (loss) income	$(2,124)	$164	$(3,304)	$(2,909)	$(13,302)

GAAP net loss	$(12,730)	$(1,497)	$(4,276)	$(11,531)	$(17,046)
Less:
Amortization of purchase accounting intangibles	397	397	311	1,616	628
Stock-based compensation	399	282	492	1,305	1,516
Gain (loss) on extinguishment of debt	-	-	(4,491)	-	(4,491)
Inventory write-up acquired	-	-	722	269	722
Reversal of accrued royalties	(197)	-	(198)	(197)	(198)
Impairment of goodwill	10,075	-	-	10,075	-
Restructuring (benefits) charges	(184)	119	3,779	(6,257)	3,804
Non-GAAP net (loss) income	$(2,240)	$(699)	$(3,661)	$(4,720)	$(15,065)

GAAP basic and diluted net loss per share	$(0.64)	$(0.08)	$(0.22)	$(0.58)	$(0.99)
Amortization of purchase accounting intangibles	0.02	0.02	0.01	0.08	0.04
Stock-based compensation	0.02	0.01	0.02	0.06	0.09
Gain on extinguishment of debt	-	-	(0.24)	-	(0.26)
Inventory write-up acquired	-	-	0.04	0.01	0.04
Reversal of accrued royalties	(0.01)	-	(0.01)	(0.01)	(0.01)
Impairment of goodwill	0.51	-	-	0.51	-
Restructuring (benefits) charges	(0.01)	0.01	0.20	(0.31)	0.22
Non-GAAP net (loss) income	$(0.11)	$(0.04)	$(0.20)	$(0.24)	$(0.87)